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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 26, 2002


                    Commission file number 000-49690


                     McKenzie Bay International, Ltd.
             (Name of Small Business Issuer in its Charter)

                                  Delaware
        (State or other Jurisdiction of Incorporation or Organization)

                                 [51-0386871]
                      (IRS Employer Identification No.)


                 3362 Moraine Drive, Brighton, Michigan 48114
              (Address of Principal Executive Offices/Zip Code)


                                (810) 220-5948
               (Issuer's telephone number, including area code)

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Item No. 1.     Changes in Control of Registrant.

May 30, 2002, the Board of Directors approved the nomination of Mr. Steven McCormick as an addition to McKenzie Bay International Ltd.'s board. Mr. McCormick accepted the position contingent that the Company enact a director and officers insurance policy on his position with McKenzie Bay International. As of July 15, 2002, Mr. McCormick has the insurance policy coverage and he accepted the board position.

The Company's Corporate By-Laws allows for 10-seats for its board make-up. This additional appointment bring the current seating from 6-seats to 7-seats.

The current make-up of the Company's Board of Directors and Officers are:

Mr. Gary Westerholm - Chairman of the Board/ CEO & President
Mr. Gregory Bakeman - Board of Director/ CFO & Treasuer
Mr. John Swarin - Board of Director/ Secretary
Mr. Donald Murphy - Board of Director/ Vice-president
Mr. Rocco Martino - Board of Director
Mr. Yves Harvey - Board of Director
Mr. Steven McCormick - Board of Director.


Item No. 2.     Acquisition or Disposition of Assets.

No events to report.


Item No. 3.     Bankruptcy or Receivership.

No events to report.


Item No. 4.     Changes in Registrant's Certifying Accountant.

No events to report.


Item No. 5.     Other Events.

No Event to Report


Item No. 6.     Resignation of Registrant's Directors.

No Event to Report


Item No. 7.     Financial Statements, Proforma Financial Information
                and Exhibits.

Exhibit No.     Description

NONE

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKenzie Bay International, Ltd.

____/s/______________
Gary L. Westerholm        Chief Executive Officer,         Date: July 26, 2002
                          President and Chairman

____/s/______________
Gregory N. Bakeman        Chief Financial Officer,
                          Treasurer (Principal             Date: July 26, 2002
                          Accounting Officer) and
                          Director